UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2025

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-271439	61-1133438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8950 SW 74th Ct Ste 2201-A149 Miami, FL	33156
(Address of Principal Executive Offices)	(Zip Code)

786-363-0136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2025, Corain McGinn was appointed as Independent Director to Ludwig Enterprises, Inc. (the “Company”) Board of Directors, effective immediately. Mr. McGinn is being appointed to the Board of Directors to fill the vacancies created on the Board of the Company.

Mr. McGinn, age 56, is an experienced and effective executive with many years working around the globe with both Fortune 100 and emerging companies in technology, pharmaceutical and biotechnology. His focus is on bringing comprehensive and creative solutions that drive impact and revenue. He has worked at the executive level of, for example, Advanced Micro Devices Inc., Microsoft Corp, Merck & Co. (including Merck Research Labs, Merck Latin America, Merck Australia), Novartis AG, Schering-Plough Corporation, Hitachi Ltd. (including Hitachi Data Systems, Hitachi Industrial, and Hitachi Medical), in addition to hundreds of less well known but market leading and innovative companies His work has ranged from providing high-level strategic vision and priorities to drive and create markets; to developing multi-year strategic plans for the use of information technology to improve the pharma research and development process from compound discovery through final clinical trials and FDA approval; and, to designing competitive pricing structures for entry of new pharmaceuticals and technology into crowded markets to gain market share advantages. He currently assists companies who are growing, restructuring, and transforming for the new market paradigms. Mr. McGinn is a licensed attorney in New York and Massachusetts, and also holds a Masters of Business Administration (MBA) in Strategy and Marketing from The McDonagh School of Business at Georgetown University in Washington, DC. He also holds a Joint Honors Bachelor of Laws in Law and Accounting from The Queens University of Belfast, in Northern Ireland.

The Board of Directors anticipates naming Mr. McGinn to serve on one or more committees of the Board of Directors, but at the time of this Form 8-K, the Board of Directors has not determined the committee(s) to which he will be named. The Company will file an amendment to this Form 8-K naming those committees once they are determined.

Mr. McGinn will be eligible to receive compensation for his service on the Board of Directors consistent with that provided to all non-employee directors, which is described under the caption “Item 11. Executive Compensation” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025, as adjusted by the Board of Directors from time to time.

There was no arrangement or understanding between Mr. McGinn and any other person with respect to his appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. McGinn, or any member of his immediate family, had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2025.

LUDWIG ENTERPRISES, INC.

	By:	/s/ Scott J. Silverman
Scott J. Silverman
Chief Financial Officer

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